                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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         Date of Report (Date of earliest event reported): May 31, 2006



                          COOPERATIVE BANKSHARES, INC.
               (Exact name of registrant as specified in charter)

 NORTH CAROLINA                      0-24626                  56-1886527
 (State or other                   (Commission               (IRS Employer
 jurisdiction of                   File Number)             Identification No.)
 incorporation)

               201 MARKET STREET, WILMINGTON, NORTH CAROLINA 28401 (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (910) 343-0181

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS.

         On May 31, 2006, the Company announced that its Board of Directors had approved a three-for-two stock split on the Company's common stock and increased the quarterly cash divided to $0.05 per share from $0.033 per share, when adjusted to reflect the increased shares outstanding as a result of the stock split. A copy of the press release announcing the stock split and dividend increase is furnished as exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

     (c)      Exhibits

              Number       Description
              ------       -----------

              99.1         Press Release dated May 31, 2006

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      COOPERATIVE BANKSHARES, INC.



                                      /s/ Frederick Willetts, III
                                      ---------------------------------
                                      Frederick Willetts, III
                                      President

Date:  May 31, 2006






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